UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2014

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 8.01 is hereby incorporated into this Item 3.01 to the extent it is applicable.

Item 8.01.	Other Events.

On January 29, 2014, The Nasdaq Capital Market (“Nasdaq”) notified Tecnoglass Inc. (the “Company”) that, due to the Company’s failure to meet the minimum round lot holder requirement for warrants under Nasdaq Listing Rule 5515(a)(4) following its recent business combination with Tecno Corporation, Tecnoglass S.A. and C.I. Energia Solar S.A. E.S. Windows, Nasdaq will suspend trading in the Company’s warrants, effective at the open of business on Friday, January 31, 2014, and will initiate proceedings to delist the warrants. All other terms and conditions of the warrants are unchanged, and the Company’s ordinary shares remain trading on Nasdaq.

Following suspension of trading from Nasdaq, the Company anticipates its warrants will be quoted on the Over-the-Counter Bulletin Board on or about the same date under the same symbol “TGLSW,” but urges investors to check the OTC Bulletin Board Daily List for confirmation of the final symbol.

The Company issued a press release regarding the foregoing, a copy of which is annexed hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

99.1	Press Release dated January 30, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2014

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name: Jose M. Daes
Title: Chief Executive Officer

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